CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 26, 2023 on the financial statements and financial highlights of Lyrical U.S. Value Equity Fund and Lyrical International Value Equity Fund, each a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the November 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 30, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 26, 2023 on the financial statements and financial highlights of Q3 All-Season Systematic Opportunities Fund (formerly Q3 All-Season Sector Rotation Fund) and Q3 All-Season Tactical Fund, each a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the November 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 30, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated January 26, 2023 on the financial statements and financial highlights of U.S. Value ETF, a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the November 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

March 30, 2023